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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   Form 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               NOVEMBER 30, 2001
                                Date of Report



                             QUANTA SERVICES, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)

            001-13831                              74-2851603
       Commission File No.               IRS Employer Identification No.

                              1360 POST OAK BLVD.
                                  SUITE 2100
                             HOUSTON, TEXAS 77056
                   (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                (713) 629-7600

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ITEM 5.  OTHER EVENTS.

     On or about November 29, 2001, UtiliCorp United Inc. delivered to Quanta Services, Inc. a Complaint that UtiliCorp filed in the Court of Chancery in the State of Delaware in and for New Castle County and Amendment No. 19 to its
Schedule 13D.

     In its Complaint filed in Delaware, UtiliCorp alleges defects in the notice of recent meetings of Quanta's board of directors. To date, UtiliCorp has not identified with specificity the nature of the alleged defects to Quanta. In any event, Quanta's Chief Executive Officer intends to notice a meeting of the board of directors for Saturday, December 1, 2001 to consider responses to UtiliCorp's recent actions.

     In its Schedule 13D, UtiliCorp made statements regarding Quanta's requirements with respect to the volume and type of services to be provided by Quanta to UtiliCorp pursuant to the strategic alliance between the companies. Quanta's discussions with UtiliCorp regarding strengthening the strategic alliance were based on numerous factors, including Quanta's understanding of UtiliCorp's ongoing construction and maintenance needs and its previous business dealings with UtiliCorp. Quanta looks forward to working with UtiliCorp to develop mutually beneficial enhancements to the strategic alliance.

     UtiliCorp contends in its Schedule 13D that Quanta required implementation of certain "golden parachute" arrangements in connection with the corporate restructuring being considered. Quanta and UtiliCorp discussed the importance of ensuring the continued service of key field supervisors and management following an accounting consolidation. Quanta shared with UtiliCorp its belief that retention payments to 125-150 personnel over a three- to five-year period would be an appropriate method of addressing retention issues, to which UtiliCorp did not object.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  NOVEMBER 30, 2001        QUANTA SERVICES, INC.


                                By:  /s/ Dana A. Gordon
                                    --------------------
                                Name:  Dana A. Gordon
                                Title: Vice President - General Counsel